Exhibit 99.1

Compass Diversified Reports Strong First Quarter 2022 Financial Results
Niche Industrial and Branded Consumer Net Sales Growth Drive Record First Quarter Results
Raises Full-Year Outlook Given Strong Q1 Performance
Westport, Conn., May 5, 2022 – Compass Diversified (NYSE: CODI) (“CODI” or the Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2022.
“CODI delivered outstanding first quarter results, recording our fifth consecutive quarter of record financial performance that is enabling us to raise our 2022 outlook,” said Elias Sabo, CEO of Compass Diversified. “Despite supply chain challenges and a heightened inflationary environment, our operating teams delivered double-digit sales growth in both our branded consumer and niche industrial businesses. In addition, we produced the highest level of quarterly Adjusted EBITDA CODI has ever reported. As we look ahead at the remainder of 2022, we are pleased with the performance of our businesses to date and remain confident in our team’s ability to continue deploying capital to drive long-term, sustainable value for our shareholders.”

First Quarter 2022 Financial Highlights vs. Same Year-Ago Quarter (where applicable)
•Net sales up 25% to $510.5 million;
•Branded consumer net sales up 27% to $331.6 million, and up 14% on a proforma basis;
•Niche industrial net sales up 21% to $178.9 million;
•Net income up 35% to $29.7 million;
•Adjusted Earnings, a non-GAAP financial measure, up 38% to $36.0 million;
•Income from continuing operations up 41% to $18.4 million;
•Adjusted EBITDA, a non-GAAP financial measure, up 29% to $97.6 million; and
•Paid a first quarter 2022 cash distribution of $0.25 per share on CODI's common shares in April 2022.

First Quarter 2022 Business Highlights
•Expanded board of directors to nine members with appointment of Alex Bhathal, a business leader with more than 15 years of asset management experience and a successful track record of actively managing investments in sports, consumer products and real estate.
•CODI subsidiary Altor Solutions acquired Foam Concepts, Inc., strengthening its position as a leading provider of packaging and componentry solutions.

First Quarter 2022 Financial Results
Net sales in the first quarter of 2022 were $510.5 million, up 25% compared to $408.6 million in the first quarter of 2021. The increase was due to the Company’s acquisition of Lugano Diamonds & Jewelry in September 2021, as well as strong growth from BOA, Marucci Sports and Altor Solutions. On a pro forma basis, assuming CODI had acquired Lugano on January 1, 2021, net sales were up 17% compared to the prior year period.
Branded consumer pro forma net sales increased 14% in the first quarter of 2022 to $331.6 million compared to $290.4 million in the first quarter of 2021. Niche industrial net sales increased 21% in the first quarter of 2022 to $178.9 million compared to $147.6 million in the first quarter of 2021.
Net income for the first quarter of 2022 was $29.7 million, up 35% compared to net income of $22.0 million in the first quarter of 2021. The increase was primarily due to the strong performance across our branded consumer and niche industrial businesses on a combined basis.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the first quarter of 2022 was $36.0 million, up 38% compared to $26.2 million in the first quarter of 2021. CODI's weighted average number of shares outstanding for the quarter ended March 31, 2022, was 69.4 million and for the quarter ended March 31, 2021, was 64.9 million.
Income from continuing operations for the first quarter of 2022 was $18.4 million, up 40% compared to income from continuing operations of $13.1 million in the first quarter of 2021. The increase was primarily due to the strong performance across our branded consumer and niche industrial businesses on a combined basis.
Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) in the first quarter of 2022 was $97.6 million, up 29% compared to $75.5 million in the first quarter of 2021.
Liquidity and Capital Resources
As of March 31, 2022, CODI had approximately $97.3 million in cash and cash equivalents, no borrowings outstanding on its revolver, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300 million outstanding in 5.000% Senior Notes due 2032.
The Company has no significant debt maturities until 2029 and had net borrowing availability of $599 million on March 31, 2022, under its revolving credit facility.
First Quarter 2022 Distributions
On April 1, 2022, CODI's Board of Directors (the “Board”) declared a first quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on April 28, 2022, to all holders of record of common shares as of April 21, 2022.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, January 30, 2022, up to, but excluding, April 30, 2022. The distribution for such period was payable on April 30, 2022, to all holders of record of Series A Preferred Shares as of April 15, 2022. The payment occurred on May 2, 2022, the next business day following the payment date.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, January 30, 2022, up to, but excluding, April 30, 2022. The distribution for such period was payable on April 30, 2022, to all holders of record of Series B Preferred Shares as of April 15, 2022. The payment occurred on May 2, 2022, the next business day following the payment date.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, January 30, 2022, up to, but excluding, April 30, 2022. The distribution for such period was payable on April 30, 2022, to all holders of record of Series C Preferred Shares as of April 15, 2022. The payment occurred on May 2, 2022, the next business day following the payment date.
CODI’s common and preferred cash distributions should generally constitute “qualified dividends” for U.S. federal income tax purposes to the extent paid from “earnings and profits” (as determined under U.S. federal income tax principles), provided that the requisite holding period is met. To the extent that the amount of the cash distributions exceeds earnings and profits, such distribution will first be treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in the shares, and thereafter be treated as capital gain from the sale or exchange of such shares. In addition, shareholders subject to tax rules regarding “unrelated business taxable income” (or “UBTI”) will no longer be allocated UBTI from the Trust allowing ownership by certain retirement accounts that previously created tax implications.
Increased 2022 Outlook
As a result of the strong financial performance in the first quarter, as well as the expectations for the remainder of 2022, the Company is raising its guidance and expects its current subsidiaries, including Advanced Circuits, to produce consolidated Adjusted EBITDA the full calendar year of 2022 of between $410 million and $430 million. This estimate is based on the summation of our expectations for our current subsidiaries in 2022, absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees and corporate overhead. In addition, the Company expects to earn between $120 million and $135 million in Adjusted Earnings for the full year of 2022, excluding Advanced Circuits subsidiary results as this business has been classified as held for sale and is presented as discontinued operations.
Conference Call
Management will host a conference call on Thursday, May 5, 2022, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (833) 900-1532 and the dial-in number for international callers is (236) 712-2273. The Conference ID is 5477725. A live webcast will also be available on the Company's website at https://www.compassdiversified.com. A replay of the call will be available through Monday, December 5, 2022. To access the replay, please dial (800) 585-8367 in the U.S. and (416) 621-4642 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of Lugano, assuming that the Company acquired Lugano on January 1, 2021. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2022 Adjusted EBITDA or 2022 Adjusted Earnings to their comparable GAAP measure because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified (“CODI”)
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial and branded consumer sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2022 Adjusted EBITDA, our 2022 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations:	Media:

Compass Diversified	The IGB Group
Chris Gasiewski	Leon Berman
203.635.8320	212.477.8438
irinquiry@CompassDiversified.com	lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gatewayir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$97,345	$157,125
Accounts receivable, net	265,287	268,262
Inventories, net	617,159	562,084
Prepaid expenses and other current assets	69,108	56,575
Current assets held-for-sale	102,293	99,423
Total current assets	1,151,192	1,143,469
Property, plant and equipment, net	179,177	178,393
Goodwill and intangible assets, net	1,670,519	1,688,082
Other non-current assets	136,641	134,317
Total assets	$3,137,529	$3,144,261

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$270,318	$295,206
Due to related party	13,099	11,705
Other current liabilities	41,942	45,490
Current liabilities held-for-sale	30,905	29,127
Total current liabilities	356,264	381,528
Deferred income taxes	82,858	84,344
Long-term debt	1,285,304	1,284,826
Other non-current liabilities	109,675	109,033
Total liabilities	1,834,101	1,859,731
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,133,142	1,111,816
Noncontrolling interest	171,735	175,328
Noncontrolling interest held-for-sale	(1,449)	(2,614)
Total stockholders' equity	1,303,428	1,284,530
Total liabilities and stockholders’ equity	$3,137,529	$3,144,261

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2022	2021
Net sales	$510,513	$408,556
Cost of sales	309,698	240,008
Gross profit	200,815	168,548
Operating expenses:
Selling, general and administrative expense	120,672	104,052
Management fees	14,436	10,798
Amortization expense	21,105	18,589
Operating income	44,602	35,109
Other income (expense):
Interest expense, net	(17,419)	(13,805)
Amortization of debt issuance costs	(866)	(686)
Other income (expense), net	2,036	(2,228)
Net income from continuing operations before income taxes	28,353	18,390
Provision for income taxes	9,976	5,308
Income from continuing operations	18,377	13,082
Income from discontinued operations, net of income tax	5,370	8,914
Gain on sale of discontinued operations	5,993	—
Net income	29,740	21,996
Less: Net income from continuing operations attributable to noncontrolling interest	4,937	1,903
Less: Net income from discontinued operations attributable to noncontrolling interest	1,041	1,099
Net income attributable to Holdings	$23,762	$18,994

Basic income (loss) per common share attributable to Holdings
Continuing operations	$0.00	$(0.10)
Discontinued operations	0.14	0.11
	$0.14	$0.01

Basic weighted average number of common shares outstanding	69,375	64,900

Cash distributions declared per Trust common share	$0.25	$0.36

Compass Diversified Holdings
Net Income to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
(in thousands)	2022	2021
Net income	$29,740	$21,996
Gain on sale of discontinued operations	5,993	—
Income from discontinued operations, net of tax	5,370	8,914
Income from continuing operations	$18,377	$13,082
Less: income from continuing operations attributable to noncontrolling interest	4,937	1,903
Net income attributable to Holdings - continuing operations	$13,440	$11,179
Adjustments:
Distributions paid - Preferred Shares	(6,045)	(6,045)
Amortization expense - intangibles and inventory step up	23,366	18,589
Stock compensation	2,681	2,640
Acquisition expenses	216	299
Integration Services Fee	563	1,600
Other	1,802	(2,101)
Adjusted Earnings	$36,023	$26,161
Plus (less):
Depreciation	9,927	8,557
Income taxes	9,976	5,308
Interest expense, net	17,419	13,805
Amortization of debt issuance	866	686
Management fees	14,436	10,798
Noncontrolling interest	4,937	1,903
Preferred distributions	6,045	6,045
Other expense (income)	(2,036)	2,228
Adjusted EBITDA	$97,593	$75,491

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended March 31, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(14,981)	$2,645	$14,199	$(1,479)	$8,494	$6,134	$713	$1,936	$960	$(244)	$18,377
Adjusted for:
Provision (benefit) for income taxes	—	819	2,477	399	2,895	2,006	202	1,059	1,012	(893)	9,976
Interest expense, net	17,368	26	(5)	1	5	1	17	—	6	—	17,419
Intercompany interest	(19,275)	2,920	2,028	787	2,125	1,517	1,853	2,465	1,267	4,313	—
Depreciation and amortization expense	336	5,454	5,317	2,008	2,254	4,189	3,269	3,990	2,226	5,116	34,159
EBITDA	(16,552)	11,864	24,016	1,716	15,773	13,847	6,054	9,450	5,471	8,292	79,931
Other (income) expense	—	(548)	50	4	2	(1,810)	209	312	—	(255)	(2,036)
Non-controlling shareholder compensation	—	411	635	413	240	276	251	268	13	174	2,681
Acquisition expenses	—	—	—	—	—	—	—	216	—	—	216
Integration services fee	—	—	—	—	563	—	—	—	—	—	563
Other	—	—	—	—	—	1,802	—	—	—	—	1,802
Management fees	12,935	250	250	125	188	125	125	188	125	125	14,436
Adjusted EBITDA (2)	$(3,617)	$11,977	$24,951	$2,258	$16,766	$14,240	$6,639	$10,434	$5,609	$8,336	$97,593
(1) Income (loss) from continuing operations does not include income from discontinued operations for the three months ended March 31, 2022.
(2) As a result of the classification of ACI as Held for Sale at March 31, 2022, Adjusted EBITDA for the three months ended March 31, 2022 does not include $7.3 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended March 31, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Income (loss) from continuing operations (1)	$(11,407)	$1,999	$5,544	$1,043	7,528	$5,225	$2,215	$958	$(23)	$13,082
Adjusted for:
Provision (benefit) for income taxes	—	768	(707)	347	2,398	1,506	935	536	(475)	5,308
Interest expense, net	13,759	—	—	—	2	44	—	—	—	13,805
Intercompany interest	(16,131)	2,984	2,286	566	552	1,818	1,738	1,462	4,725	—
Depreciation and amortization	206	5,455	4,967	2,225	2,169	3,128	2,623	1,761	5,298	27,832
EBITDA	(13,573)	11,206	12,090	4,181	12,649	11,721	7,511	4,717	9,525	60,027
Other (income) expense	120	(12)	55	—	(2)	2,386	(264)	—	(55)	2,228
Non-controlling shareholder compensation	—	628	560	404	275	262	257	—	254	2,640
Acquisition expenses	—	—	—	—	—	—	—	299	—	299
Integration services fees	—	—	1,100	—	500	—	—	—	—	1,600
Other	199	—	—	—		(2,300)	—	—	—	(2,101)
Management fees	9,485	250	250	125	125	125	188	125	125	10,798
Adjusted EBITDA (2)	$(3,769)	$12,072	$14,055	$4,710	$13,547	$12,194	$7,692	$5,141	$9,849	$75,491
(1) Income (loss) from continuing operations does not include income from discontinued operations for the three months ended March 31, 2021.
(2) As a result of the sale of Liberty Safe in August 2021, and the classification of ACI as Held for Sale at December 31, 2021, Adjusted EBITDA for the three months ended March 31, 2021 does not include $6.2 million in Adjusted EBITDA from Liberty and $6.3 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
(in thousands)	2022	2021

Branded Consumer
5.11	$11,977	$12,072
BOA	24,951	14,055
Ergobaby	2,258	4,710
Lugano (1)	16,766	—
Marucci Sports	14,240	13,547
Velocity Outdoor	6,639	12,194
Total Branded Consumer	$76,831	$56,578

Niche Industrial
Altor Solutions	$10,434	$7,692
Arnold Magnetics	5,609	5,141
Sterno	8,336	9,849
Total Niche Industrial	$24,379	$22,682
Corporate expense	(3,617)	(3,769)
Total Adjusted EBITDA	$97,593	$75,491

(1)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before our ownership, of $11.4 million for the three months ended March 31, 2021. Lugano was acquired on September 3, 2021.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended March 31,
(in thousands)	2022	2021

Net Sales	$510,513	$408,556
Acquisitions (1)	—	29,439
Pro Forma Net Sales	$510,513	$437,995
(1) Acquisitions reflects the net sales for Lugano on a pro forma basis as if we had acquired this business on January 1, 2021.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended March 31,
(in thousands)	2022	2021

Branded Consumer
5.11	$104,023	$99,877
BOA	56,810	36,452
Ergobaby	20,210	22,328
Lugano (1)	47,019	29,439
Marucci Sports	52,092	36,648
Velocity Outdoor	51,446	65,632
Total Branded Consumer	$331,600	$290,376

Niche Industrial
Altor Solutions	$63,828	$37,820
Arnold Magnetics	38,165	32,485
Sterno	76,920	77,314
Total Niche Industrial	$178,913	$147,619

Total Subsidiary Net Sales	$510,513	$437,995
(1) Net sales for Lugano are pro forma as if we had acquired this business on January 1, 2021.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2022	2021

Net cash provided by (used in) operating activities	$(33,529)	$36,390
Net cash used in investing activities	(8,292)	(42,267)
Net cash used in financing activities	(14,452)	(1,493)
Foreign currency impact on cash	(259)	(182)
Net decrease in cash and cash equivalents	(56,532)	(7,552)
Cash and cash equivalents - beginning of the period (1)	160,733	70,744
Cash and cash equivalents - end of the period (2)	$104,201	$63,192

(1) Includes cash from discontinued operations of $3.6 million at January 1, 2022 and $10.7 million at January 1, 2021.
(2) Includes cash from discontinued operations of $6.9 million at March 31, 2022 and $7.6 million at March 31, 2021.

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2022	2021

Changes in operating assets and liabilities	$(95,717)	$(25,559)
Purchases of property and equipment	$(10,391)	$(7,303)
Distributions paid - common shares	$(17,352)	$(23,364)
Distributions paid - preferred shares	$(6,045)	$(6,045)